UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 22, 2009

(Date of Earliest Event Reported)

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

31 Columbia, Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 425-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

(a)           The Audit Committee (the “Audit Committee”) of the Board of Directors of Clarient, Inc. (“Clarient”) recently conducted a competitive process to determine Clarient’s independent registered public accounting firm for its 2009 fiscal year. The Audit Committee invited three national accounting firms to participate in this process, including KPMG LLP (“KPMG”), Clarient’s current independent registered public accounting firm. As a result of this process, the Audit Committee approved, on behalf of Clarient, the dismissal of KPMG as Clarient’s independent registered public accounting firm, effective September 22, 2009.

KPMG’s audit reports on Clarient’s consolidated financial statements as of and for the years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles, except as follows:

KPMG’s audit reports on Clarient’s consolidated financial statements as of and for the years ended December 31, 2008 and 2007 contained a separate paragraph stating that, “the Company [Clarient] has suffered recurring losses from operations and negative cash flows from operations and has working capital and net capital deficiencies. In addition, it is not probable that the Company [Clarient] can remain in compliance with the restrictive financial covenants in its bank credit facilities. These matters raise substantial doubt about the Company’s [Clarient’s] ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.” The audit reports also refer to Clarient’s change in its method of accounting for uncertainties in income taxes in 2007.

During the two fiscal years ended December 31, 2008, and the subsequent interim period through September 22, 2009, there were no disagreements between Clarient and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report for such years within the meaning of Item 304(a)(1)(iv) of Regulation S-K.  In addition, during the period identified above, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except such material weaknesses identified by Clarient in Item 9A. Controls and Procedures within its Annual Report on Form 10-K for the fiscal years ended December 31, 2008 and 2007.

In accordance with Item 304(a)(3) of Regulation S-K, Clarient has provided KPMG with a copy of the disclosures it is making in this Current Report on Form 8-K prior to filing with the Securities and Exchange Commission (the “SEC”) and requested that KPMG furnish Clarient with a letter addressed to the SEC stating whether KPMG agrees with the above statements. A copy of KPMG’s letter, dated September 25, 2009, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)           As a result of the process described in the first paragraph of subsection (a) above, the Audit Committee approved, on behalf of Clarient, the engagement of Deloitte & Touche LLP (“D&T”) to serve as Clarient’s independent registered public accounting firm for fiscal 2009.

During the two fiscal years ended December 31, 2008, and the subsequent interim period through September 22, 2009, neither Clarient, nor anyone acting on its behalf, consulted with D&T regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Clarient’s financial statements, or (ii) any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
16.1	Letter from KPMG LLP, dated September 25, 2009, to the Securities and Exchange Commission regarding the change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: September 28, 2009	By:	/s/ RAYMOND J. LAND
	Name:	Raymond J. Land
	Title:	Senior Vice President and Chief Financial Officer